Wound Management Technologies, Inc.

"The clinical results we have observed have validated the science behind the product. I would highly recommend CellerateRX® to any conscientious wound care provider."


Cellerate RX
GEL
POWDER

Desmond P. Bell, Jr. DPM
President and Co-Founder
"Save A Leg, Save A Life" Foundation

09/27/2011

WNDM

Safe Harbor Statement



Statements in this Presentation are made as of the date of this Presentation unless stated otherwise and are subject to change, completion, or amendment without notice. Neither the delivery of this Presentation at any time shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to such date. Certain market and industry information contained in this Presentation was obtained from industry publications. Industry publications generally indicate that the information contained therein is from sources believed to be reliable, but this information has not been independently verified and no assurance can be given regarding the accuracy and completeness of such information.

In addition, this Presentation includes forward-looking statements that involve risk and uncertainties that may individually or mutually impact the matters herein described, including, but not limited to, product acceptance, economic, competitive, governmental, results of litigation, technological and/or other factors which are outside the control of the Company. Under the Private Securities Litigation Reform Act of 1995, estimates of future performance reflect various assumptions made by the Company that management deemed to be reasonable, but which may or may not prove accurate, as well as the exercise of a substantial degree of judgment by management as to the scope and presentation of such information. No representations or warranties are made as to the accuracy of such statements or estimates of anticipated performance. Actual results and developments may differ materially from those contemplated by these statements depending on such factors as changes in general economic conditions and financial or equity markets, technological changes, and other business risk factors. The Company does not assume, and expressly disclaims, any obligation to update these forward-looking statements.

WFLA TV



Video from a news story referencing CellerateRX on WFLA TV (the Tampa NBC affiliate) in the 1Q 2011 (viewable from our website).

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Company Highlights



- FDA cleared CellerateRX® wound care products entering the $5B worldwide market
  - Market and clinical validations
  - Cost effective with broad uses
  - Performance advantages over competition
  - Patented
- Active product development pipeline
  - **Resorbable Orthopedic Products**
  - **Secure eHealth**

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CellerateRX® Features



- CellerateRX® powder and gel is a unique, patented, Activated Collagen
- Cost-effective
- Biocompatible and biodegradable
- Unprecedented range of use in every wound phase and state
- Easy to use
- Reduces Pain


Cellerate RX

Financial Highlights & Projections

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14,000,000
12,000,000
10,000,000
8,000,000
6,000,000
4,000,000
2,000,000
0
-2,000,000
-4,000,000
-6,000,000
Revenue
Net Income

	2009	2010	2011e	2012e
Revenue	288,021	910,420	6,000,000	12,000,000
Net Income	(2,302,527)	(5,135,491)	1,400,000	4,500,000

CellerateRX® Regulatory Status

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- FDA cleared for all wounds* including:

Pressure Ulcers (stage I – IV)	Diabetic Ulcers
Venous Stasis Ulcers	Traumatic Wounds
Surgical Wounds	1st & 2nd Degree Burns
Ulcers due to Arterial Insufficiency	Superficial Wounds (including skin tears)

*Except 3rd degree burns

- HCPC Codes for Medicare / Insurance Reimbursement
- Registered and Reimbursed in South Africa
- More International Certifications / Registrations in process

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Evidence Based Studies Verify Efficacy



NEW CARDIOVASCULAR HORIZONS
New Orleans



The 6th Annual
High Risk Diabetic Foot
Conference
for VA Podiatrists and
Healthcare Professionals

SAWC SPRING
THE SYMPOSIUM ON ADVANCED WOUND CARE

- Dr. Gary Rothenberg, DPM, CDE, CWS (Miami VA)
- Dr. Jane Fore, MD, FAPWCA, FACCWS (Director Tri-State Wound Care and Hyperbaric Center, Clarkston, Washington
- Dr. Martin Newman, MD (Cleveland Clinic)

PODIATRY MANAGEMENT
Clinical Symposium on
Advances in SKIN & WOUND CARE

Cellular and Cytokine Interactions in Health and Disease

ISICR
Society for Leukocyte Biology

- Gregory B. Pott PhD, K. Scott Beard MS, Matthew Regulski, DPM and Leland Shapiro MD Department of Medicine, (Denver Veterans Medical Center, Denver, CO, Department of Medicine, University of Colorado, Aurora, CO)
- Dr. Matthew Regulski, DPM Director, Wound Care Center of Ocean County NJ

Major Deals & Opportunities Forecast



5 Areas of Distribution Focus

- ► TV / Retail Distributors
- ► Government Initiatives
- ► Major healthcare systems
- ► Strategic Channel Partners
- ► International

Biotech Pipeline

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RESORBABLE
ORTHOPEDIC PRODUCTS, LLC



Resorbable Bone Wax & Bone Void Filler products

- $1.4B Worldwide Bio Materials Market
- Resorbable orthopedic hemostat used to stop blood flow & delivery system for osteogenic / osteoinductive orthopedic products
- Premarket studies in process; filing of 510ks (4Q 2011)
- Partner Licensing Negotiations in Process
- Assets acquired in Sept. 2009
  - US Patent issued in July 2006 (7,074,425)

Secure eHealth LLC

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- Secure eHealth technology was featured as part of the Interoperability Showcase at …

HIMSS11 ANNUAL CONFERENCE & EXHIBITION

February 20th – 24th, 2011 - Orlando, FL

- We are now using that integration platform as part of a statewide clinical messaging application in 2 states and in a New York based mental-home health project
- Both projects are in conjunction with lead technology partner: GSI Health
- WNDM is an investor in Private Access Inc.

Company Websites – opt-in for news

WNDM


Wound Management
Don't Let
Diabetic Wounds
Slow your life down
WOUND MANAGEMENT TECHNOLOGIES, INC.

www.CellerateRX.com


Cellerate RX
"The clinical results we have observed have validated the science behind the product."
Learn the Science Behind
Cellerate RX
Learn More
CLICK HERE
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Wound Management Technologies, Inc. Company
STOCK WNDM

www.wmgtech.com

www.SecureeHealth.com

WNDM

Stock Overview



Wound Management Technology, Inc. (WNDM) is a rapidly growing provider of advanced biotechnology products and eHealth technology solutions.

Symbol:	**WNDM**
Exchange:	OTCQB, PK
Shares Outstanding:	56,910,772 (2Q 2011)
Estimated Float:	6.3M
Recent Price:	$0.30 (9/21/2011)
Market capitalization:	$17.07M
Fiscal Year:	December 31

Management



- **Scott Haire, Chairman, CEO/CFO**
  - Former President of Preferred Payment Systems
  - Former CEO of Medbanc Data Corporation.
- **Deborah Jenkins Hutchinson, President, Director**
  - Former President of Healthcare Computer Corporation
  - Former President of pH Solutions, Ltd.
  - Former member Intel Health Advisory Board & Health Industry Business Communications Council Board (HIBCC)
  - Director & Advisor Private Access Inc.
- **Cathy Bradshaw, President, Wound Care Innovations, LLC Division**
  - Former SE Regional VP at Ivonyx, Inc. (home infusion)
  - Former Sr. VP of Managed Care/Contracting at Flag Ship Home Health

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Management, continued



- **Robert Tapales, President of Secure eHealth, LLC Division**
  - 20 years in health management
  - Former EVP for VirtualHealth Technologies, Inc.
- **Barry Constantine, Project Consultant, Quality Manager, Lead for Resorbable Orthopedic Products**
  - Author / co-author of scientific articles in wound healing
  - Holder of several US patents
  - Has worked for Johnson & Johnson's Research Foundation and Skin Biology Exploratory Research; Sherwood Medical Inc.; Convatec BristolMyers Squibb; and as Director of Product Development for Integra LifeSciences

Wound Management Technologies, Inc.

777 Main Street, Suite 3100
Fort Worth, Texas 76102 USA

+1 (817) 820-7077 Corporate

www.wmgtech.com
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www.CellerateRX.com

Deborah Jenkins Hutchinson
djenkins@wmgtech.com